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                                  EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Hanover Capital Mortgage Holdings, Inc. on Form S-8, pertaining to the Hanover Capital Mortgage Holdings, Inc. 1999 Equity Incentive Plan, of our report on the consolidated financial statements of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries dated March 27, 2001, appearing in the Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. for the year ended December 31, 2000.



                                      /s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 8, 2002